UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2014

Federal Realty Investment Trust
(Exact name of registrant as specified in its charter)

Maryland	1-07533	52-0782497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1626 East Jefferson Street, Rockville, Maryland	20852-4041
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number including area code: 301/998-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of the Trust was held on May 7, 2014 in Bethesda, Maryland. The following table sets forth the matters presented for a vote by the shareholders and the voting results with respect to such matters:

Matter	Votes For	Votes Withheld/ Against	Abstentions	Broker Non-Votes
Proposal 1: Election of Trustees
Jon E. Bortz	57,435,512	199,431	0	3,518,802
David W. Faeder	57,181,924	453,019	0	3,518,802
Kristin Gamble	57,261,111	373,832	0	3,518,802
Gail P. Steinel	57,434,908	200,035	0	3,518,802
Warren M. Thompson	57,432,924	202,019	0	3,518,802
Joseph S. Vassalluzzo	57,311,841	323,102	0	3,518,802
Donald C. Wood	57,491,978	142,965	0	3,518,802

Proposal 2: Ratification of the appointment of Grant Thornton LLP as the Trust's independent registered public accounting firm for the year ending December 31, 2014	60,541,620	538,672	73,452	0

Proposal 3: Advisory vote on compensation of our named executive officers	56,052,853	1,461,682	120,398	3,518,811

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST

Date:	May 9, 2014	By:	/s/ Dawn M. Becker

Dawn M. Becker
Executive Vice President-General Counsel and Secretary